Exhibit 99.1

Net1 provides update on EPE accounts court process; expects Q2 2019 loss

Johannesburg, January 31, 2019 – Net 1 UEPS Technologies, Inc. (“Net1” or the “Company”) today announced that on January 29, 2019, the High Court of the Republic of South Africa (Gauteng Division, Pretoria) handed down its final judgment in the Company’s application to direct SASSA to pay social grants into the EPE accounts of recipients who had previously made biometric elections to receive their grants into their EPE accounts, but had not submitted a SASSA-prescribed form called an “Annexure C form”. The High Court reversed a portion of its November 28, 2018 interim order that directed SASSA to pay grants into the EPE accounts of recipients who made those biometric elections without submitting the Annexure C form. The effect of the final judgment is that, while SASSA is required to promptly pay social grants into EPE accounts of those recipients who have submitted the Annexure C form electing to have their grants paid that way, SASSA is not required to pay grants into the EPE accounts of those recipients who have not submitted the Annexure C form, despite having provided their previous biometric consent and may continue to auto-migrate those grants to SAPO accounts. The High Court did not award costs.

The Company is currently evaluating the options available to it, including an appeal against the judgment.

“SASSA failed to implement the High Court’s interim order and pay the social grants for the December, January or February payment cycles into the EPE accounts for those customers who have previously been auto-migrated without consent. Unfortunately, this has had a material adverse impact on our financial results, and we expect to report a significant loss for the second quarter of fiscal 2019. This loss arose primarily from the deployment of our full infrastructure to service current and new customers during that time, and a substantial increase in our allowance for doubtful finance loans receivable on loans extended to our EPE account holder base,” said Herman Kotzé, CEO of Net1. “Our near-term focus is to ensure that we right-size our South African operations and get them to a break-even level by Q4 2019. We remain in a net-cash position, and our non-EPE-related businesses remain meaningful positive contributors to the Group.”

About Net1 (www.net1.com)

Net1 is a leading provider of transaction processing services, financial inclusion products and services and secure payment technology. Net1 operates market-leading payment processors in South Africa and the Republic of Korea. Net1 offers debit, credit and prepaid processing and issuing services for all major payment networks. In South Africa, Net1 provides innovative low-cost financial inclusion products, including banking, lending and insurance, and is a leading distributor of mobile subscriber starter packs for Cell C, a South African mobile network operator. Net1 leverages its strategic equity investments in Finbond and Bank Frick (both regulated banks), and Cell C to introduce products to new customers and geographies. Net1 has a primary listing on NASDAQ (NasdaqGS: UEPS) and a secondary listing on the Johannesburg Stock Exchange (JSE: NT1). Visit www.net1.com for additional information about Net1.

Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this press release regarding strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The Company may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that the Company makes. Factors that might cause such differences include, but are not limited to: obtaining right to appeal the judgment and the result of such appeal, if right to appeal is granted; finalization of its second quarter of fiscal 2019 results, as well as other factors, many of which are beyond the Company’s control; and other important factors included in the Company’s reports filed with the Securities and Exchange Commission, particularly in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, as such Risk Factors may be updated from time to time in subsequent reports. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Dhruv Chopra
Head of Investor Relations
Phone: +1-917-767-6722
Email: dchopra@net1.com

Media Relations Contact:
Bridget von Holdt
Business Director – BCW
Phone: +27-82-610-0650
Email: bridget.vonholdt@bm-africa.com